                                                                  EXHIBIT 10. 13



                  AMENDED AND RESTATED CONTRIBUTION AGREEMENT


                                 BY AND AMONG


                          LIBERTY MEDIA CORPORATION,

                         LIBERTY MEDIA MANAGEMENT LLC,

                           LIBERTY MEDIA GROUP LLC,

                          LIBERTY VENTURES GROUP LLC,

                          THE ASSOCIATED GROUP, INC.

                                      AND

                               LIBERTY AGI, INC.


                               January 14, 2000


______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1.   Certain Definitions..........................................   2
Section 1.2.   Terms Generally..............................................   7

                                  ARTICLE II

                                 CONTRIBUTION

Section 2.1.   Liberty Media Corporation Contribution.......................   8
Section 2.2.   Stockholder Contribution.....................................   8
Section 2.3.   AGI Contribution.............................................   9
Section 2.4.   Liberty AGI Contribution.....................................   9
Section 2.5.   Liberty Management Contribution..............................   9
Section 2.6.   Capital Contributions to Liberty Media Group LLC.............  10
Section 2.7.   Procedures for Determination of Contribution Amount..........  10
Section 2.8.   Transfer and Documentation...................................  11
Section 2.9.   Unassignable Assets..........................................  11
Section 2.10.  Certain Tax Issues...........................................  12
Section 2.11.  Conveyance Taxes; Expenses...................................  12
Section 2.12.  Further Assurances...........................................  13
Section 2.13.  Stockholder Consent..........................................  13

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.1.   Mutual Representations.......................................  13

                                  ARTICLE IV

                           COVENANTS OF THE PARTIES

Section 4.1.   Cooperation..................................................  14
Section 4.2.   Conduct of Business Prior to the Closing Date................  15
Section 4.3.   Avoidance of Certain Adverse Effects.........................  16

                                      (i)

                          -----------------

                                   ARTICLE V

                             CONDITIONS TO CLOSING

Section 5.1.   Conditions Precedent to Closing..............................  17

                                  ARTICLE VI

                                    CLOSING


Section 6.1.   Closing......................................................  17

                                  ARTICLE VII

                                  TERMINATION


Section 7.1.   Termination..................................................  18

                                 ARTICLE VIII

                                 MISCELLANEOUS


Section 8.1.   Notices......................................................  18
Section 8.2.   Binding Effect...............................................  20
Section 8.3.   Construction.................................................  20
Section 8.4.   Expenses.....................................................  20
Section 8.5.   Table of Contents; Headings..................................  21
Section 8.6.   Governing Law................................................  21
Section 8.7.   Severability.................................................  21
Section 8.8.   Amendments...................................................  21
Section 8.9.   Assignment...................................................  21
Section 8.10.  Waivers; Remedies............................................  21
Section 8.11.  Consent to Jurisdiction; Specific Performance................  21
Section 8.12.  Waiver of Jury Trial.........................................  22
Section 8.13.  Further Assurances...........................................  22
Section 8.14.  Counterparts.................................................  22
Section 8.15.  Limitation on Rights of Others...............................  22

                                     (ii)

                  AMENDED AND RESTATED CONTRIBUTION AGREEMENT


          THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this "Agreement") is made as of this 14th day of January, 2000 by and among Liberty Media Corporation, a Delaware corporation ("Liberty Media Corporation"), Liberty Media Management LLC, a Delaware limited liability company ("Liberty Management"), Liberty Media Group LLC, a Delaware limited liability company ("Liberty Media Group LLC"), Liberty Ventures Group LLC, a Delaware limited liability company ("Stockholder"), The Associated Group, Inc., a Delaware corporation ("AGI"), and Liberty AGI, Inc., a Delaware corporation ("Liberty AGI").

          WHEREAS, Liberty Media Corporation, Liberty Management, Liberty Media Group LLC and Stockholder entered into a Contribution Agreement, dated as of March 9, 1999 (the "Original Agreement"), pursuant to which Liberty Media Corporation, Liberty Management and Stockholder agreed, as promptly as practicable following the occurrence of a Triggering Event (as defined below), to make certain contributions to Liberty Media Group LLC pursuant to Section 6.1 of the LLC Agreement (as defined below) as Subsequent Capital Contributions (as defined therein);

          WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of October 28, 1999 (the "AGI Merger Agreement") among AT&T Corp, a New York corporation ("Parent"), A-Group Merger Corp., a Delaware corporation ("Merger Sub"), Liberty Media Corporation and AGI, Parent, on behalf of the Liberty Media Group (except with respect to shares of common stock of Parent held by Associated), acquired AGI by means of a merger (the "Merger") of Merger Sub with and into AGI, with AGI as the surviving entity in the Merger;

          WHEREAS, pursuant to the AGI Merger Agreement, (a) following the execution hereof, AGI will convert to a Delaware limited liability company having the name "AGI LLC" pursuant to Section 266 of the Delaware General Corporation Law and Section 214 of the Delaware Limited Liability Company Act with Parent as its sole member (the "LLC Conversion"); and (b) following the LLC Conversion and the distribution of certain assets from AGI to Parent as contemplated by Item 10 of Exhibit 7.15 to the AGI Merger Agreement (the "Asset Distribution"), Liberty AGI will become the sole non-member manager of AGI;

          WHEREAS, pursuant to the AGI Merger Agreement, after the earliest of
(a) six months following the LLC Conversion, (b) the beginning of the calendar year immediately following the calendar year in which the LLC Conversion occurs, or (c) such time after the LLC Conversion that Parent's ownership of the outstanding interest in AGI, in Parent's reasonable judgment, causes a Parent Adverse Effect (as defined in the AGI Merger Agreement) (provided that transferring such outstanding interest in AGI to Liberty AGI would, in Parent's reasonable judgment, reduce or eliminate such Parent Adverse Effect), Parent will transfer all of the equity of AGI to Liberty AGI in exchange for common stock of Liberty AGI representing the value of the equity interest in AGI which in no event will be less than 80% of Liberty AGI's common stock (the "AGI Exchange"); and

          WHEREAS, the parties desire to amend and restate the Original Agreement in order to include AGI and Liberty AGI as parties and to make AGI and Liberty AGI, in certain circumstances, subject to an obligation to contribute all of the AGI Assets and the AGI Liabilities and the Liberty AGI Assets and the Liberty AGI Liabilities to Liberty Media Group LLC as promptly as practicable after the occurrence of a Triggering Event pursuant to Section 6.1 of the LLC Agreement as a Subsequent Capital Contribution;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1    Certain Definitions.  As used in this Agreement, the
                         -------------------
following terms shall have the meanings specified below:

          "Additional Liberty Media Group Assets" has the meaning set forth in
Section 2.2(a).

          "Additional Liberty Media Group Liabilities" means all Liabilities to which the Additional Liberty Media Group Assets are subject (subject to Section 2.9, other than any such liabilities relating to any Beneficial Assets unless and until such Asset is contributed to Liberty Media Group LLC).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Liberty Management and its Subsidiaries shall not be deemed to be Affiliates of Liberty Media Group LLC or its Subsidiaries or of Parent or its Subsidiaries (including Liberty Media Corporation) and Parent and its Subsidiaries shall not be deemed to be Affiliates of Liberty Media Group LLC or its Subsidiaries or of Liberty Management or its Subsidiaries.

          "AGI" shall mean The Associated Group, Inc., a Delaware corporation, and, following the conversion of The Associated Group, Inc. to a Delaware limited liability company, AGI LLC.

          "AGI Assets" means all of the Assets of AGI, now in existence or hereafter acquired by AGI other than those Assets distributed to Parent in the Asset Distribution.

          "AGI Exchange" has the meaning set forth in the preamble hereto.

          "AGI Liabilities" means all Liabilities to which the AGI Assets are subject (subject to Section 2.9, other than any such liabilities relating to any Beneficial Assets unless and until such asset is contributed to Liberty Media Group LLC).

          "AGI Merger Agreement" has the meaning set forth in the preamble hereto.

          "Agreement" means this Amended and Restated Contribution Agreement, including the Schedules and Exhibits attached hereto.

          "Assets" of a Person means all of the properties, assets, privileges, rights, interests, claims and goodwill of such Person, real and personal, tangible and intangible, of every type and description, whether owned or leased or otherwise possessed, whether or not used or held for use or usable in connection with the business and assets of such Person and whether or not reflected on the financial statements or accounts of such Person, including the capital stock or other interests in any other Person held by such Person.

          "Asset Distribution" has the meaning set forth in the preamble hereto.

          "Beneficial Assets" has the meaning set forth in Section 2.9 hereto.

          "Business Day" means a day of the year on which banks are not required or authorized to be closed in the State of New York.

          "Capital Contribution" has the meaning ascribed to such term in the LLC Agreement.

          "Capital Stock Committee" means the Capital Stock Committee of the Board of Directors of Parent, as described in the form of Bylaw Amendment attached to the Merger Agreement.

          "Class B Director" and "Class C Director" mean, respectively, the directors classified as such in the Liberty Media Corporation Charter.

          "Closing" means a meeting at which, in whole or in part, the transactions contemplated by this Agreement are concluded, held on the date and at the place fixed in accordance with Article VI.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

          "Contract" means any lease, license, contract or other agreement.

          "Firewall Agreement" means the agreements referred to in Sections 7.14 and 7.18 of the Merger Agreement.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any arbitrator.

          "Incumbent Directors" means (i) those directors who are the Class B Directors and Class C Directors of Liberty Media Corporation immediately prior to the Effective Time (as defined in the Merger Agreement) and (ii) those persons who become Class B Directors or Class C Directors of Liberty Media Corporation upon the death, disability, resignation, removal or subsequent election of a Class B or Class C Director (including upon any increase in the size of the Board of Directors of Liberty Media Corporation), provided, that any
                                                              --------
Class B Director or Class C Director elected or appointed following the Effective Time shall be an Incumbent Director only if (x) in the case of any person who was appointed or elected to fill any vacancy among the Class B Directors or Class C Directors resulting from the death, disability, resignation or removal of a Class B Director or Class C Director, such person was so appointed or nominated for election as such by a majority of the Incumbent Directors (or single such director, if only one remains) who were then members of the class of directors of Liberty Media Corporation in which such vacancy occurred, or, (y) in the case of any election or appointment of a Class B or Class C Director which results from any increase in the size of the Board of Directors of Liberty Media Corporation or of the Class B or Class C Directors, the person so elected or appointed to fill such directorship shall have been appointed or nominated for election as such by a majority of the Incumbent Directors (or single such director, if only one remains) who were then members of the class of directors to which such newly created directorship was apportioned.

          "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and trade secrets.

          "Liabilities" of a Person means all debts, liabilities and obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto.

          "Liberty AGI" has the meaning set forth in the preamble hereto.

          "Liberty AGI Assets" means all of the Assets of Liberty AGI, now in existence or hereafter acquired by Liberty AGI.

          "Liberty AGI Liabilities" means all Liabilities to which the Liberty AGI Assets are subject (subject to Section 2.9, other than any such liabilities relating to any Beneficial Assets unless and until such asset is contributed to Liberty Media Group LLC).

          "Liberty Management" has the meaning set forth in the preamble hereto.

          "Liberty Management Contribution" has the meaning set forth in Section 2.5.

          "Liberty Media Corporation" has the meaning set forth in the preamble hereto.

          "Liberty Media Corporation Assets" means all of the Assets of Liberty Media Corporation, now in existence or hereafter acquired by Liberty Media Corporation, including, but not limited to, the following:

          (i) all rights of any nature whatsoever of Liberty Media Corporation under the Firewall Agreement, the Tax Sharing Agreement and the AGI Merger Agreement (including with respect to the Asset Distribution); and

          (ii) all Intellectual Property used or usable in connection with the Liberty Media Corporation Assets.

          "Liberty Media Corporation Charter" means the Restated Certificate of Incorporation of Liberty Media Corporation filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

          "Liberty Media Corporation Contribution" has the meaning set forth in
Section 2.1.

          "Liberty Media Corporation Liabilities" means all Liabilities of Liberty Media Corporation (subject to Section 2.9, other than any such liabilities relating to any Beneficial Assets unless and until such Asset is contributed to Liberty Media Group LLC) including, without limitation all obligations of any nature whatsoever of Liberty Media Corporation under the Firewall Agreement.

          "Liberty Media Group" has the meaning ascribed to such term in the Parent Charter.

          "Liberty Media Group Assets" means the Liberty Media Corporation Assets, the Additional Liberty Media Group Assets, the AGI Assets and the Liberty AGI Assets, collectively.

          "Liberty Media Group LLC" has the meaning set forth in the preamble hereto.

          "Lien" means any lien, pledge, claim, encumbrance, mortgage or security interest in real or personal property.

          "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Liberty Media Group LLC, dated as of the date hereof, among Liberty Media Corporation, Liberty Media Management LLC, Liberty Ventures Group LLC, The Associated Group, Inc. and Liberty AGI, Inc.

          "Material Adverse Effect" means a material adverse change in, or material adverse effect on, the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of a party considered together with its consolidated subsidiaries on a combined basis, other than any changes in, or effects on, any of the foregoing arising primarily out of or resulting primarily from general economic or industry conditions.

          "Merger Agreement" means that certain Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among Parent, Italy Merger Corp. and Tele-Communications, Inc.

          "Parent" has the meaning set forth in the preamble hereto.

          "Parent Charter" means the Certificate of Incorporation of Parent, as amended as contemplated by the Merger Agreement.

          "Permitted Liens" means (i) Liens for Taxes not yet due and payable,
(ii) Liens for Taxes, the validity of which is being contested in good faith in appropriate proceedings and with respect to which appropriate reserves have been set aside on the books of the party against which such Liens have been created,
(iii) inchoate mechanic's and materialmen's Liens for construction in progress or which are being contested in good faith in appropriate proceedings, (iv) Liens on property which secure the purchase price of such property, (v) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business and evidencing indebtedness for related services that is not more than 60 days past due or which is being contested in good faith in appropriate proceedings, and (vi) minor imperfections in title and encumbrances and other minor matters, if any, which singly or in the aggregate are not substantial in amount, do not materially detract from the value of the property subject thereto or interfere with the present use thereof or otherwise impair the operations of a Person.

          "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

          "Stockholder" has the meaning set forth in the preamble hereto.

          "Stockholder Contribution" has the meaning set forth in Section 2.2.

          "Subsidiary" of any Person as of any date shall mean any other Person more than 50% of the outstanding number or voting power of the shares, equity interests or other ownership interests of which are, as of such date, owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

          "Tax" or "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts; provided, however, that "Tax" and "Taxes" shall not
                         --------  -------
include amounts paid to municipalities with respect to operating franchise arrangements.

          "Tax Return" or "Tax Returns" means all returns or reports required to be filed under any statute, rule or regulation relating to Taxes.

          "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of March 9, 1999, as amended and supplemented from time to time, among Parent, Liberty Media Corporation, certain Subsidiaries of Liberty Media Corporation and Liberty Media Group LLC.

          "TCI" means Tele-Communications, Inc., a Delaware corporation.

          "Transfer" means, as a noun, any sale, exchange, assignment, conveyance or transfer and, as a verb, to sell, exchange, assign, convey or transfer.

          "Triggering Event" means either (i) the failure of the Incumbent Directors to constitute a majority of the members of the Board of Directors of Liberty Media Corporation and to be entitled to cast a majority of the votes entitled to be cast by all directors at any meeting of the Board of Directors of Liberty Media Corporation (or to consent in writing thereto) or (ii) Liberty Management's determination (evidenced by written notice to such effect to Parent), in its reasonable judgment, that an event described in clause (i) is reasonably likely to occur (unless Parent provides such assurances as Liberty Management may reasonably request that such event will not occur within five Business Days of such notice (and in any event prior to the occurrence of such event described in clause (i)).

          Liberty Management may, in its sole discretion, waive or suspend the occurrence of a Triggering Event on such terms and conditions as are set forth in written notice from Liberty Management to the other parties following the occurrence of a Triggering Event. Any such waiver or suspension shall only be effective with regard to the specific Triggering Event to which it applies, and shall in no way impair the respective rights of Liberty Media Group LLC or Liberty Management in connection with any subsequent occurrence of a Triggering Event.

          Section 1.2  Terms Generally.  The definitions in Section 1.1 and
                       ---------------
elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof", "hereto" and "hereunder" and words of similar import refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and

Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument (other than in the Schedules hereto) or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                                  ARTICLE II

                                 CONTRIBUTION

          Section 2.1  Liberty Media Corporation Contribution.
                       --------------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the occurrence of a Triggering Event, Liberty Media Corporation shall convey, assign and transfer to Liberty Media Group LLC, and Liberty Media Group LLC shall acquire, accept and receive from Liberty Media Corporation, all of Liberty Media Corporation's right, title and interest in and to the Liberty Media Corporation Assets (the "Liberty Media Corporation Contribution").

          (b) Concurrently with the Liberty Media Corporation Contribution, Liberty Media Group LLC shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, all of the Liberty Media Corporation Liabilities.

          Section 2.2  Stockholder Contribution.
                       ------------------------

          (a) If at the time of the occurrence of a Triggering Event, any of the Assets included in the Liberty Media Group are held, directly or indirectly, by Stockholder (a) other than through its ownership interests in and through Liberty Media Corporation, and (b) if at such time Liberty AGI is obligated to make the Liberty AGI Contribution pursuant to Section 2.4 below, other than its ownership interests in and through Liberty AGI (such Assets, the "Additional Liberty Media Group Assets"), then upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the occurrence of such Triggering Event, Stockholder shall convey, assign and transfer, or cause to be conveyed, assigned and transferred, to Liberty Media Group LLC all of Stockholder's right, title and interest in and to the Additional Liberty Media Group Assets (the "Stockholder Contribution"), and Liberty Media Group LLC shall acquire, accept and receive the Stockholder Contribution from Stockholder.

          (b) Concurrently with the Stockholder Contribution, Liberty Media Group LLC shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, all of the Additional Liberty Media Group Liabilities.

          Section 2.3  AGI Contribution.
                       ----------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the occurrence of a Triggering Event, if at such time the AGI Exchange has not been consummated, AGI shall convey, assign and transfer, or cause to be conveyed, assigned and transferred, to Liberty Media Group LLC all of AGI's right, title and interest in and to the AGI Assets (the "AGI Contribution"), and Liberty Media Group LLC shall acquire, accept and receive the AGI Contribution. Once the AGI Exchange has been consummated, AGI shall have no obligation to make an AGI Contribution following the occurrence of a Triggering Event and no other rights or obligations under this Agreement.

          (b) Concurrently with the AGI Contribution, Liberty Media Group LLC shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, all of the AGI Liabilities.

          Section 2.4  Liberty AGI Contribution.
                       ------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the occurrence of a Triggering Event, if at such time the AGI Exchange has been consummated and Stockholder owns less than 100% of the ownership interests in Liberty AGI, Liberty AGI shall convey, assign and transfer, or cause to be conveyed, assigned and transferred, to Liberty Media Group LLC all of Liberty AGI's right, title and interest in and to the Liberty AGI Assets (the "Liberty AGI Contribution"), and Liberty Media Group LLC shall acquire, accept and receive the Liberty AGI Contribution.

          (b) Concurrently with the Liberty AGI Contribution, Liberty Media Group LLC shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, all of the Liberty AGI Liabilities.

          Section 2.5  Liberty Management Contribution.  Upon the terms and
                       -------------------------------
subject to the conditions set forth in this Agreement, at the Closing Liberty Management shall convey, assign and transfer to Liberty Media Group LLC, and Liberty Media Group LLC shall acquire, accept and receive from Liberty Management, an amount in cash equal to the lesser of (i) $20 million and (ii)
0.001001 of the sum of the Liberty Media Contribution Amount, the Stockholder Contribution Amount, the AGI Contribution Amount and the Liberty AGI Contribution Amount (the "Liberty Management Contribution").

          Section 2.6  Capital Contributions to Liberty Media Group LLC.  The
                       ------------------------------------------------
Liberty Media Corporation Contribution, the Liberty Management Contribution and, if applicable, the

Stockholder Contribution, the AGI Contribution and the Liberty AGI Contribution (collectively, the "Contributions") as contemplated by this Agreement shall constitute Capital Contributions to Liberty Media Group LLC by Liberty Media Corporation, Liberty Management, Stockholder, AGI and Liberty AGI, respectively, as contemplated by Section 6.1(b) of the LLC Agreement.

          Section 2.7  Procedures for Determination of Contribution Amount.
                       ---------------------------------------------------
Upon the occurrence of the Contributions, Liberty Management and the independent accounting firm responsible for preparing the audited financial statements of Liberty Media Corporation will each designate one appraiser (the "First Appraiser" and the "Second Appraiser") to determine the Gross Asset Value (as defined in the LLC Agreement) of the Liberty Media Corporation Assets and the fair market value of the Liberty Media Corporation Liabilities (the difference between such amounts, the "Liberty Media Contribution Amount") and, if applicable, the Gross Asset Value of the Additional Liberty Media Group Assets and the fair market value of the Additional Liberty Media Group Liabilities (the difference between such amounts, the "Stockholder Contribution Amount"), the Gross Asset Value of the AGI Assets and the fair market value of the AGI Liabilities (the difference between such amounts, the "AGI Contribution Amount") and the Gross Asset Value of the Liberty AGI Assets and the fair market value of the Liberty AGI Liabilities (the difference between such amounts, the "Liberty AGI Contribution Amount"). Each of the First Appraiser and the Second Appraiser shall submit its determination of the Liberty Media Contribution Amount, the Stockholder Contribution Amount, the AGI Contribution Amount and the Liberty AGI Contribution Amount (each, a "Contribution Amount") to the parties within ten
(10) Business Days of the date of its selection. If the respective determinations of a Contribution Amount by the First Appraiser and the Second Appraiser vary by less than ten percent (10%) of the higher determination, the applicable Contribution Amount shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, such appraisers shall promptly designate a third appraiser (the "Third Appraiser"). No party shall provide, and each appraiser shall be instructed not to provide, any information to the Third Appraiser as to the Contribution Amount determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the applicable Contribution Amount to the parties within five (5) Business Days of the date of its selection. The applicable Contribution Amount shall be equal to the average of the two closest of the three determinations, provided that, if the difference
                                                --------
between the highest and middle determinations is no more than one hundred and five percent (105%) and no less than ninety-five percent (95%) of the difference between the middle and lowest determinations, then the applicable Contribution Amount shall be equal to the middle determination. The determination of a Contribution Amount in accordance with this Section 2.7 shall be final and binding on the parties. If any appraiser is only able to provide a range in which the applicable Contribution Amount would exist, the average of the highest and lowest value in such range shall be deemed to be such appraiser's determination of such Contribution Amount. Each appraiser selected pursuant to the provisions of this Section 2.7 shall be an independent investment banking firm or other independent qualified Person with prior experience in appraising businesses comparable to the businesses included in the Liberty Media Corporation Assets, the Additional Liberty Media Group Assets, the AGI Assets and the Liberty AGI Assets. The parties agree that the procedures described in this Section 2.7 shall be conducted in a manner such that the final determination of the Contribution Amounts (including any determination of the Contribution Amounts by the Third Appraiser) shall be completed within twenty (20) Business Days of the occurrence of the applicable Triggering Event. Liberty Media Corporation, and, if applicable, Stockholder, AGI and Liberty AGI shall make customary representations and warranties regarding the Liberty Media Corporation Assets, the Additional Liberty Media Group Assets, the AGI Assets and the Liberty AGI Assets, respectively, as agreed by the parties in connection with the Liberty Media Corporation Contribution, the Stockholder Contribution, the AGI Contribution or the Liberty AGI Contribution, as applicable, and any such representations and warranties will be taken into account by the appraisers referred to above when determining the Contribution Amounts. The Contribution Amounts shall also take into account the matters described in Section 2.9 and 2.10.

          Section 2.8  Transfer and Documentation.  At the Closing, each of
                       --------------------------
Liberty Media Corporation, Liberty Management, and, if applicable, Stockholder, AGI and Liberty AGI shall execute and deliver to Liberty Media Group LLC such instruments of conveyance as Liberty Media Group LLC may reasonably request in order to convey, assign and transfer title to the Liberty Media Corporation Assets, the Liberty Management Assets, the Additional Liberty Media Group Assets, if any, the AGI Assets, if any, and the Liberty AGI Assets, if any, being conveyed, assigned and transferred to Liberty Media Group LLC at the Closing, and Liberty Media Group LLC shall execute an assumption agreement pursuant to which Liberty Media Group LLC shall assume and agree to pay when due, discharge and perform the Liberty Media Corporation Liabilities, the Additional Liberty Media Group Liabilities, if any, the AGI Liabilities, if any, and the Liberty AGI Liabilities, if any.

          Section 2.9  Unassignable Assets.  Notwithstanding anything in this
                       -------------------
Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Liberty Media Group Asset without the consent of another Person if an assignment or attempted assignment thereof without the consent of such Person would constitute a breach thereof or in any way impair the rights thereunder. If any such consent is not obtained or if an attempted assignment would be ineffective or would impair any party's rights with respect to such Liberty Media Group Asset so that Liberty Media Group LLC would not receive all such rights, then (a) Liberty Media Corporation, Stockholder, AGI and Liberty AGI, as applicable, shall continue to use their respective best efforts to obtain such consents and approvals and use their respective best efforts to provide or cause to be provided to Liberty Media Group LLC, to the extent permitted by law, the benefits of any such Asset (the "Beneficial Assets"), and (b) if Liberty Media Corporation, Stockholder, AGI or Liberty AGI, as the case may be, is able to provide Liberty Media Group LLC with the benefits thereof, Liberty Media Group LLC shall pay, perform and discharge on behalf of Liberty Media Corporation, Liberty Management, Stockholder, AGI and Liberty AGI, if applicable, all of Liberty Media Corporation's (and, if applicable, Stockholder's, AGI's and Liberty AGI's) liabilities and other obligations with respect thereto in a timely manner and in accordance with the terms thereof. In addition, Liberty Media Corporation, Stockholder, AGI and Liberty AGI, as applicable, shall take such other actions as may reasonably be requested by Liberty Media Group LLC in order to place Liberty Media Group LLC, insofar as reasonably possible, in the same position as if such Beneficial Asset had been transferred as contemplated hereby, so that all the benefits and burdens relating thereto shall inure to

Liberty Media Group LLC. If and when any such consents and approvals are obtained, the transfer of the applicable Beneficial Asset shall be promptly effected in accordance with the terms of this Agreement.

          Section 2.10 Certain Tax Issues.  The exact manner of the
                       ------------------
contribution of each Liberty Media Group Asset by Liberty Media Corporation, Stockholder, AGI and Liberty AGI to Liberty Media Group LLC (i.e. whether an asset shall be contributed directly or whether the equity interests of a Person owning the asset shall be contributed) shall to the extent practicable be designed to ensure, on both an immediate and an on-going basis, the most efficient tax treatment to Liberty Media Group LLC and all of its members, after taking into consideration contractual and regulatory restrictions on the transfer of assets. To the extent that the contribution of any Liberty Media Group Asset in the manner contemplated by Liberty Media Corporation, Stockholder, AGI or Liberty AGI would result in the recognition of income or gain pursuant to Treasury Regulations governing consolidated federal income tax revenues and conveyance of such Liberty Media Group Asset by any alternative means would not result in the recognition of such income or gain, such Liberty Media Group Asset will be conveyed by such alternative means. If no such alternative means of conveying such Liberty Media Group Asset exists, Liberty Media Corporation, Stockholder, AGI or Liberty AGI, as applicable, and Liberty Media Group LLC shall, at the option of Liberty Media Group LLC, enter into an agreement providing that (a) such Liberty Media Group Asset shall not be contributed to Liberty Media Group LLC hereunder and (b) to the extent permissible without causing the recognition of income or gain, Liberty Media Group LLC shall have the exclusive and irrevocable power to direct the management, disposition and, if applicable, voting rights of such Liberty Media Group Asset and shall have the exclusive right to receive any and all proceeds of any such disposition.

          Section 2.11. Conveyance Taxes; Expenses.
                        --------------------------

          (a) Liberty Media Corporation agrees to assume liability for and to pay all Transfer, stamp, real property transfer taxes (including New York State Real Property Transfer Gains Tax or similar transfer or gains taxes) and any other similar Taxes incurred as a result of the transactions contemplated hereby, and shall hold each of the other parties hereto harmless against any such Taxes.

          (b) Liberty Media Corporation shall bear the fees and expenses of all of Liberty Media Corporation, Stockholder, Liberty Media Group LLC, Liberty Management, AGI and Liberty AGI relating to the transactions contemplated by this Article II (including all legal and accounting fees and expenses and the fees and expenses of the appraisers referred to in Section 2.7), whether or not such transactions are consummated.

          Section 2.12. Further Assurances. At or following the Closing, each
                        ------------------
of the parties hereto will promptly execute such other documents and instruments, and will take such further actions, as may be necessary to vest, perfect or confirm any and all right, title and interest in, to and under the Liberty Media Group Assets in Liberty Media Group LLC, and otherwise to carry out the provisions hereof.

          Section 2.13. Stockholder Consent. Stockholder, as the holder of all
                        -------------------
of the outstanding capital stock of Liberty Media Corporation and Liberty AGI, hereby consents to and approves the transactions contemplated hereby, including the Liberty Media Corporation Contribution and the Liberty AGI Contribution, for all purposes, and agrees and acknowledges that such consent and approval is irrevocable.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

          Section 3.1   Mutual Representations. Each party hereby represents
                        ----------------------
and warrants to the other parties that:

          (a) Due Incorporation or Organization: Authorization of Agreements.
              --------------------------------------------------------------
Such party is a corporation or limited liability company duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or organizational power and authority to own its property and carry on its business as owned and carried on at the date hereof. Such party is duly qualified to do business and in good standing (if applicable) in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on such party. Such party has all requisite corporate or organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all requisite corporate or organizational action, including any required approval of the stockholder(s) or member(s) of such party. This Agreement constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity).

          (b) No Conflict; No Default. Except, as to clauses (i), (iii), (iv)
              -----------------------
and (v) below only, as would not have a Material Adverse Effect on such party, neither the execution or delivery of this Agreement by such party nor (assuming all necessary consents, approvals, authorizations and other actions necessary for the Liberty Media Corporation Contribution, the Stockholder Contribution, the AGI Contribution, the Liberty AGI Contribution or the Liberty Management Contribution, as applicable, have been obtained) the performance of this Agreement by such party or the consummation by such party of the transactions contemplated hereby in accordance with the terms and conditions hereof (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any Governmental Authority applicable to such party or any of its Subsidiaries, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or articles of incorporation, bylaws or partnership agreement (or other governing documents) of such party or any of its Subsidiaries, (iii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or instrument to which such party or any of its Subsidiaries is a party or by which such party or any of its Subsidiaries is or may be bound or to which any equity interest held by such party in any other entity or any of its other material properties or assets is subject, (iv) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or similar instrument to which such party or any of its Subsidiaries is a party or by which such party or any of its Subsidiaries is or may be bound, (v) will result in the creation or imposition of any Lien upon any asset held by such party that is transferred to Liberty Media Group LLC pursuant to this Agreement or (vi) will result in the creation or imposition of any Lien upon any of the other material properties or assets of such party or any of its Subsidiaries, other than Permitted Liens.


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

          Each of the parties hereby agrees and covenants as follows:

          Section 4.1    Cooperation. Between the date of the occurrence of any
                         -----------
Triggering Event and the Closing (or, if later, the contribution of the applicable Liberty Media Group Asset to Liberty Media Group LLC pursuant to
Section 2.9 or 2.10), the parties shall cooperate with each other in their efforts to obtain all necessary consents and approvals for the consummation of the transactions contemplated hereby, including making qualified personnel available for attending hearings and meetings respecting such required consents. Without limiting the generality of the foregoing, each party shall use its best efforts (i) to obtain all consents and authorizations of third parties and Governmental Authorities and to make all filings with and give all notices to third parties and Governmental Authorities which may be necessary or reasonably required in order to effect the transactions contemplated hereby and (ii) to provide the other parties and their respective counsel with copies of all such filings made and all such notices given as such other parties may reasonably request and to afford the other parties the opportunity to participate in any discussions with any such third party or Governmental Authority or representative thereof in connection with the transactions contemplated hereby to the extent reasonably requested by any other party hereto. Subject to the other provisions of this Section 4.1, the parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals or consents. Without limiting the applicability of any other provision hereof, Liberty Management and Liberty Media Group LLC shall be afforded the opportunity by Liberty Media Corporation, AGI , Liberty AGI and Stockholder, if applicable, to be involved in the process of obtaining required consents from Governmental Authorities or other third parties, including participation with Liberty Media Corporation and Stockholder, if applicable, in the analysis of the correct procedures to be followed

(A) to obtain such consents and (B) in the initiation, negotiation and prosecution of obtaining such consents from Governmental Authorities or other third parties.

          Section 4.2 Conduct of Business Prior to the Closing Date. During
                      ---------------------------------------------
the period from the date hereof to the Closing Date (or as to any applicable Liberty Media Group Asset, the applicable date of contribution of such asset pursuant to Section 2.9 or 2.10), except as permitted or otherwise contemplated by this Agreement, Liberty Media Corporation, Stockholder, AGI and Liberty AGI will not, without the consent of Liberty Media Group LLC (which shall not be unreasonably withheld), enter into any agreement that is in conflict with the terms of this Agreement and Liberty Media Corporation and each Person included in the Additional Liberty Media Group Assets, AGI and Liberty AGI will, unless otherwise consented to by Liberty Media Group LLC, use its commercially reasonable efforts to preserve the current relationships of Liberty Media Corporation, such Person, AGI and Liberty AGI with its customers, suppliers and other Persons with which it has significant business relationships and to keep available the services of its key employees. During the period from the occurrence of a Triggering Event to the Closing Date, except as permitted or otherwise contemplated by this Agreement or consented to in writing by Liberty Media Group LLC (or as approved by a majority of the Incumbent Directors of Liberty Media Corporation prior to the occurrence of a Triggering Event), Liberty Media Corporation will not take, or commit to take, any of the following actions (and Stockholder, AGI and Liberty AGI will not permit any Person included in the Additional Liberty Media Group Assets, the AGI Assets or the Liberty AGI Assets, as applicable, to take or commit to take any such action):

               (i) amend its charter documents or bylaws;

              (ii) merge or consolidate, or obligate itself to do so, or to be liquidated or dissolved;

             (iii) issue or sell any shares of capital stock, partnership interests, participations or other equity or ownership interests or any rights relating to any of the foregoing; provided that in the
                                                       --------
          ordinary course of business, Liberty Media Corporation may incorporate new wholly owned subsidiaries for the purpose of the operation of its business as presently conducted or proposed to be conducted;

              (iv) enter into any new lines of business outside of the business as conducted or proposed to be conducted at such time;

               (v) conduct its business other than in a manner consistent with past practices or enter into any material transactions outside the ordinary course of business (as such business is presently conducted or proposed to be conducted);

              (vi) change its accounting methods, principles or practices in any material respect;

             (vii) declare, set aside or pay any dividend or equity distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock;

            (viii) (A) establish any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or materially increase the compensation payable or to become payable to any officers or employees, except in any case in the ordinary course of business consistent with past practice or as may be required by law, or (B) establish or increase any stock option, unit appreciation, stock purchase or other equity-based plan;

              (ix) incur any indebtedness for borrowed money, except in the ordinary course of business;

               (x) enter into, or make any offers to enter into, any partnership or joint venture with any third party if any consent of any Person is required (that has not been obtained in connection with the formation of such new partnership or joint venture) in order to effect the transfer of the interest in such partnership or joint venture to Liberty Media Group LLC pursuant to this Agreement;

              (xi) transfer or lease to any third party any assets used in connection with its operations, except for any such transfer or lease (a) made in the ordinary course of business consistent with past practice or
     (b) with respect to which such assets have been or will be replaced with assets of at least equal value performing comparable functions; or

             (xii) except as specifically provided for by the Firewall Agreement, enter into any transactions with Parent or its Affiliates that are not on terms as least as favorable to Liberty Media Corporation (or such Person included in the Additional Liberty Media Group Assets) as could be obtained from an unaffiliated third party.

     Section 4.3 Avoidance of Certain Adverse Effects. The parties
                 ------------------------------------
shall use their best efforts to effect the transfer of the Liberty Media Group Assets to Liberty Media Group LLC in such a form as to (a) avoid or limit the adverse impact of such transfer on any agreements to which Liberty Media Corporation, any Person included in the Additional Liberty Media Group Assets, AGI or Liberty AGI, is a party and (b) avoid or minimize the consents and approvals required to effectuate such Transfer.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

          Section 5.1    Conditions Precedent to Closing.  The obligations of
                         -------------------------------
each of the parties under this Agreement to effect the transactions contemplated to occur at the Closing are subject to the satisfaction, on or prior to the Closing Date of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the other parties hereto.

          (a)  Consents.  Subject to Section 2.9, each consent, authorization or
               --------
     approval required to be obtained in connection with the consummation of the transactions contemplated to occur at the Closing shall have been obtained on or prior to the Closing Date, except for any of the foregoing the failure of which to obtain would not, individually or in the aggregate, (i) have a Material Adverse Effect on any party to this Agreement or (ii) have a Material Adverse Effect on Liberty Media Group LLC following the consummation of the transactions contemplated by this Agreement.

          (b)  No Injunction.  No preliminary or permanent injunction or other
               -------------
     order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect, in any case that enjoins or delays in any material respect the consummation of the transactions to be effected at such Closing or imposes any material restrictions or requirements thereon or on any of the parties in connection therewith.


                                  ARTICLE VI

                                    CLOSING

          Section 6.1   Closing.
                        -------

          The Closing will take place at the offices of Baker Botts, L.L.P., 599 Lexington Avenue, New York, New York, at 10:00 a.m. (local time at the place of Closing) on the tenth Business Day after the satisfaction of all conditions set forth in Section 5.1 (subject to Section 2.9), or at such other location or on such other date or time as the parties hereto shall agree.

                                  ARTICLE VII

                                  TERMINATION

          Section 7.1   Termination.
                        -----------

          (a) This Agreement shall be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing only:

               (i)   by mutual written consent of all of the parties;

               (ii) upon the consummation of the redemption of all (but not merely substantially all) outstanding shares of Liberty Media Group Common Stock in exchange for shares of the Liberty Media Group Subsidiary pursuant to Paragraph 5(a) of Part B of Article Third of the Parent Charter; or

               (iii) upon the consummation of the redemption of all (but not merely substantially all) of the outstanding shares of Liberty Media Group Common Stock pursuant to Paragraph 5(b)(ii)(A) of Part B of Article Third of the Parent Charter.

          (b) If this Agreement is terminated in accordance with this Section 7.1, then this Agreement shall become null and void and have no further effect, without any liability of any party to any other party, except that the obligations of the parties pursuant to Section 8.4 shall survive the termination of this Agreement indefinitely.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1    Notices.  Except as expressly provided herein, all
                         -------
notices, consents, waivers and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other address or number as such Person may from time to time specify by like notice to the parties:

       (a)     If to Liberty Media Corporation:

               Liberty Media Corporation
               9197 South Peoria Street
               Englewood, Colorado 80112
               Attention: President
               Telecopy: (720) 875-5434

               with a copy similarly addressed
               to the attention of General Counsel:
               Telecopy: (720) 875-5382

               with a copy to:

               Baker Botts L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski, Esq.
               Telecopy: (212) 705-5125

       (b)     If to Liberty Management, Liberty Media Group LLC,
               AGI or Liberty AGI:

               c/o Liberty Media Corporation
               9197 South Peoria Street
               Englewood, Colorado 80112
               Attention: President
               Telecopy: (720) 875-5434

               with a copy similarly addressed
               to the attention of General Counsel:
               Telecopy: (720) 875-5382

               with a copy to:

               Baker Botts L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski, Esq.
               Telecopy: (212) 705-5125

          (c)  If to Stockholder:

               c/o Tele-Communications, Inc.
               9197 South Peoria Street
               Englewood, Colorado 80112
               Attention: President
               Telecopy: (720) 875-____

               with a copy similarly addressed
               to the attention of General Counsel:
               Telecopy: (720) 875-____

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 W. 52nd Street
               New York, New York 10019
               Attention: David M. Silk, Esq.
               Telecopy:  (212) 403-2000

Any party may from time to time specify a different address for notices by like notice to the other parties. All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          Section 8.2  Binding Effect. Except as otherwise provided in this
                       --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted transferees, and permitted assigns.

          Section 8.3  Construction.   This Agreement shall be construed
                       ------------
simply according to its fair meaning and not strictly for or against any party.

          Section 8.4  Expenses.  Except as contemplated by Section 2.11 of
                       --------
this Agreement, each of the parties shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties agrees to pay all of its own expenses (including all legal and accounting fees) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

          Section 8.5   Table of Contents; Headings. The table of contents and
                        ---------------------------
section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

          Section 8.6   Governing Law. The validity of this Agreement, the
                        -------------
construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the State of New York without regard to principles of conflict of laws.

          Section 8.7   Severability. Every provision of this Agreement is
                        ------------
intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity, legality or enforceability of the remainder of this Agreement. If necessary to effect the intent of the parties hereto, the parties hereto will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          Section 8.8   Amendments. This Agreement may be modified or amended
                        ----------
only by a written amendment signed by Persons authorized to so bind each party hereto.

          Section 8.9   Assignment. No party shall assign any of its rights
                        ----------
under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other parties hereto, which consent may be withheld at such party's absolute discretion.

          Section 8.10  Waivers; Remedies. The observance of any term of this
                        -----------------
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

           Section 8.11 Consent to Jurisdiction; Specific Performance.
                        ---------------------------------------------

          (a) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

          (c) Each party hereto irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement; provided that such service shall be deemed to have been given only when actually
--------
received by such party. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

          (d) Each party hereto agrees with the other parties that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching parties may be entitled, at law or in equity, the nonbreaching parties shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

          Section 8.12  Waiver of Jury Trial. Each party hereto waives, to the
                        --------------------
fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

          Section 8.13  Further Assurances. Upon reasonable request from time
                        ------------------
to time, each party hereto shall execute, acknowledge and deliver any documents and perform all further acts that may be reasonably necessary, appropriate or desirable to carry out the intent and purposes of this Agreement.

          Section 8.14  Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, any one or more of which may bear facsimile signatures, with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          Section 8.15  Limitation on Rights of Others. Nothing in this
                        ------------------------------
Agreement, whether express or implied, shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              LIBERTY MEDIA CORPORATION


                              By: /s/ Charles Y. Tanabe
                                  ----------------------------
                                  Name: Charles Y. Tanabe
                                  Title: Senior Vice President

                              LIBERTY MEDIA MANAGEMENT LLC


                              By: /s/ John C. Malone
                                  ----------------------------
                                  Name: John C. Malone
                                  Title: Sole Member

                              LIBERTY MEDIA GROUP LLC


                              By: /s/ John C. Malone
                                  ----------------------------
                                  Name: John C. Malone
                                  Title:  Chairman

                              LIBERTY VENTURES GROUP LLC


                              By: /s/ illegible
                                  ----------------------------
                                  Name:
                                  Title:

                              THE ASSOCIATED GROUP, INC.


                              By: /s/ Charles Y. Tanabe
                                  ----------------------------
                                  Name: Charles Y. Tanabe
                                  Title: Senior Vice President
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                              LIBERTY AGI, INC.


                              By:______________________________
                                 Name:
                                 Title: